As filed with the Securities and Exchange Commission on January 31, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hyperion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	61-1512713
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

2000 Sierra Point Parkway, Suite 400

Brisbane, CA 94005

(650) 745-7802

(Address of principal executive offices)

2012 Omnibus Incentive Plan

(Full title of the Plan)

Donald J. Santel

Chief Executive Officer

Hyperion Therapeutics, Inc.

2000 Sierra Point Parkway, Suite 400

Brisbane, CA 94005

(650) 745-7802

(Name, address and telephone number of Agent for Service)

Copies to:

Laura A. Berezin

Hogan Lovells US LLP

4085 Campbell Avenue, Suite 1000

Menlo Park, CA 94025

(650) 463-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (#)(1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
2012 Omnibus Incentive Plan (Common stock, $0.0001 par value per share)	805,485	$28.64	$23,069,090	$2,971.30
TOTAL	805,485		$23,069,090	$2,971.30

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of Hyperion Therapeutics, Inc.’s (the “Registrant”) outstanding shares of common stock.
(2)	The 805,485 shares being registered under the Hyperion Therapeutics, Inc. 2012 Omnibus Incentive Plan (the “2012 Plan”) reflects the additional shares of common stock of the Registrant reserved under the 2012 Plan as a result of the automatic increase in shares reserved thereunder on January 1, 2014, pursuant to the terms of the 2012 Plan.
(3)	Estimated pursuant to Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low sale prices of the Hyperion Therapeutics, Inc. common stock as reported on The NASDAQ Global Market on January 24, 2014.

EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 for the purpose of registering an additional 805,485 shares of common stock under the Hyperion Therapeutics, Inc. 2012 Omnibus Incentive Plan pursuant to the provisions of the plan providing for an annual automatic increase in the number of shares of common stock reserved for issuance under such plan.

As permitted by General Instruction E to Form S-8, the contents of the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on October 18, 2012 (File No. 333-184486) and on April 23, 2013 (File No. 333-188088), are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this registration statement the following documents filed by it with the SEC:

(a)	the contents of the Registrant’s Registration Statements on Form S-8 relating to the 2012 Plan, previously filed with SEC on October 18, 2012 (File No. 333-184486) and on April 23, 2013 (File No. 333-188088);

(b)	the Registrant’s Annual Report on Form 10-K/A (File No. 001-35614) for the year ended December 31, 2012, filed with the SEC on February 26, 2013;

(c)	the Registrant’s Quarterly Report on Forms 10-Q and 10-Q/A (File No. 001-35614) for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, filed with the SEC on May 10, 2013, August 14, 2013 and November 12, 2013, respectively;

(d)	the Registrant’s Current Reports on Form 8-K (File No. 001-35614) filed with the SEC on January 16, 2013, January 22, 2013, February 1, 2013, February 20, 2013, February 25, 2013, April 11, 2013, April 30, 2013, May 16, 2013, May 17, 2013, June 3, 2013, August 12, 2013 (Form 8-K/A) and October 16, 2013; and

(e)	the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-35614) filed with the SEC on July 25, 2012, under Section 12(b) of the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.	Exhibits.

The exhibits to this registration statement are listed on the Exhibit Index attached hereto and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Brisbane, State of California on January 31, 2014.

Hyperion Therapeutics, Inc.

By:	/s/ Jeffery S. Farrow
Jeffery S. Farrow
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE  PRESENTS, that each person whose signature appears below constitutes and appoints Donald J. Santel and Jeffrey S. Farrow, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donald J. Santel
Donald J. Santel	Chief Executive Officer, President and Director (Principal Executive Officer)	January 31, 2014

/s/ Jeffrey S. Farrow
Jeffrey S. Farrow	Chief Financial Officer (Principal Financial and Accounting Officer)	January 31, 2014

/s/ James I. Healy
James I. Healy	Chairman of the Board	January 31, 2014

/s/ David W. Gryska
David W. Gryska	Director	January 31, 2014

/s/ Bo Jesper Hansen
Bo Jesper Hansen	Director	January 31, 2014

/s/ Jake R. Nunn
Jake R. Nunn	Director	January 31, 2014

Signature	Title	Date

/s/ Bijan Salehizadeh
Bijan Salehizadeh	Director	January 31, 2014

/s/ Daniel G. Welch
Daniel G. Welch	Director	January 31, 2014

/s/ Lota S. Zoth
Lota S. Zoth	Director	January 31, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, File No. 001-35614, filed on July 31, 2012, and incorporated herein by reference).

4.2	Amended and Restated Bylaws (previously filed as Exhibit 3.4 of the Registrant’s Amendment No. 1 to the Registration Statement on Form S-1, File No. 333-180694, filed on May 24, 2012, and incorporated herein by reference).

4.3	Specimen common stock certificate (previously filed as Exhibit 4.1 to the Registrant’s Amendment No. 3 to the Registration Statement on Form S-1, File No. 333-180694, filed on July 5, 2012, and incorporated herein by reference).

4.4	2006 Equity Incentive Plan, as amended (previously filed as Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1, File No. 333-180694, filed on April 13, 2012, and incorporated herein by reference).

4.5	2006 Equity Incentive Plan Amendment, dated April 15, 2011(previously filed as Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1, File No. 333-180694, filed on April 13, 2012, and incorporated herein by reference).

4.6	Form of Option Agreement under the 2006 Equity Incentive Plan (previously filed as Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1, File No. 333-180694, filed on April 13, 2012, and incorporated herein by reference).

4.7	2012 Omnibus Incentive Plan (previously filed as Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q, File No. 001-35614, filed on September 9, 2012, and incorporated herein by reference).

4.8	Form of Incentive Stock Option Agreement under the 2012 Omnibus Incentive Plan (previously filed as Exhibit 10.16 to the Registrant’s Amendment No. 1 to the Registration Statement on Form S-1, File No. 333-180694, filed on May 24, 2012, and incorporated herein by reference).

4.9	Form of Nonstatutory Option Agreement under the 2012 Omnibus Incentive Plan (previously filed as Exhibit 10.17 to the Registrant’s Amendment No. 1 to the Registration Statement on Form S-1, File No. 333-180694, filed on May 24, 2012, and incorporated herein by reference).

5.1	Opinion of Hogan Lovells US LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Ernst & Young LLP

23.3	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this registration statement).